Exhibit 99.1

FOR IMMEDIATE RELEASE

FORTRESS INVESTMENT GROUP LLC

Contact:

Lilly H. Donohue

Tel: + 1-212-798-6118

Fortress Announces Public Offering of $125 million of Class A Shares

New York, NY. May 13, 2009 - Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) announced today that it plans to raise $125 million in a public offering of its Class A shares. The Company expects to grant the underwriters an option to purchase up to an additional $18.75 million of Class A shares to cover over-allotments, if any. Citi, J.P. Morgan Securities Inc., Merrill Lynch & Co. and Nomura Securities International, Inc. will serve as Joint Book-Running Managers for the offering. The Fortress principals will not sell any shares in connection with the offering, and anticipate purchasing 10% of the shares sold in the offering (up to an aggregate amount of $25 million).

The Company intends to use the net proceeds from the offering to repay a portion of its outstanding indebtedness under its credit agreement, and the remainder for working capital and other general corporate purposes, which may include investments as the general partner in Fortress Funds.

The offering is being made pursuant to a shelf registration statement filed with the Securities and Exchange Commission, which became effective on October 3, 2008. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained from Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, or by calling (718) 765-6732; J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Prospectus Department, 718-242-8002; or from Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department.

About Fortress

Fortress is a leading global alternative asset manager with approximately $26.5 billion in assets under management as of March 31, 2009. Fortress manages private equity funds and hedge funds. Fortress was founded in 1998.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not necessarily limited to, statements regarding the plans to make a public offering, the anticipated issuance of Class A Shares by the Company and other statements that are not historical facts. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and its Annual Report on Form 10-K, which are, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

2